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                                                                   EXHIBIT 10.15

                                 LEASE AGREEMENT




DATE OF LEASE: JANUARY 1, 1999 MONTHLY RENT: SEE PARAGRAPH 3 OF ATTACHED RIDER

TERM: DECEMBER 14, 1998 TO MAY 31, 2004

LOCATION OF PREMISES: ADDRESS AND PORTION OF BUILDING DESCRIBED IN PARAGRAPH 2 OF ATTACHED RIDER

LESSEE: INSURQUOTE SYSTEMS, INC.         LESSOR: THE JACOBSON GROUP
        PROVO, UTAH                              P.O. BOX 296
                                                 PROVO, UT 84603
                                                 ATTN: RUSS JACOBSON

     1. Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the purposes set forth in paragraph 2 the above designated premises, together with the appurtenances thereto (the "Premises") for the above term.

     2. Use of the Premises. Premises shall be used for the operation of an office. Lessor warrants that the intended use of the Premises complies with all applicable zoning regulations or that a variance has been obtained therefrom. Lessee shall not use the premises for any illegal purposes; or in any manner to vitiate the insurance or increase the rate of insurance on Premises. Lessee shall not store any materials currently considered hazardous by any federal, state, county, or city agency.

     3. Rent. Lessee shall pay Lessor as rent for the Premises the sum stated above, monthly in advance on the first business day of each such month, until termination of this Lease, at Lessor's address stated above or such other address as Lessor may designate in writing. Rent for any period less than a full month shall be prorated based upon the actual number of days occupied over the number of days in that month.

     4. Condition of Premises. Prior to commencement of the term of this Lease, Lessee and Lessor shall jointly inspect the Premises for the purpose of making a punch list. Lessor shall promptly cure any defects noted thereon within 30 days from receipt of written punch list. Subject to that punch list, Lessee accepts the proposed premises as suited for the uses intended by Lessee. Lessee agrees to return the premises to Lessor at the expiration or termination of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake, or other casualty alone excepted.

     5. Lessor's Maintenance. Lessor agrees to keep in good repair the roof foundations, and exterior walls of any building located on the Premises (exclusive of all glass and exclusive of all exterior doors), and underground power utility and sewer pipes, except repairs rendered necessary by the negligence of Lessee, its agents, employees, or invitees. Lessor gives to Lessee




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exclusive control of the Premises and shall be under no obligation to inspect the premises. Lessee shall promptly report in writing to Lessor any defective condition known to it which Lessor is required to repair.

     6. Lessee's Maintenance. Lessee shall, throughout the term of this Lease at its expense, maintain in good order and repair the interior of any building located on the Premises, electrical, heating and air conditioning equipment, except those repairs expressly required to be made by Lessor hereunder. In no event shall Lessee be obligated to replace the plumbing, electrical or HVAC systems unless such damages are caused by the affirmative acts of the Lessee. Lessee shall, throughout the term of this Lease, pay its prorated share of common area maintenance based on the total cost of maintenance divided by the total square footage of rentable space of all buildings in the development.

     7. Insurance. Lessee shall obtain and keep current on the Premises liability insurance coverage against all claims covered by the indemnification contained in paragraph 13 with minimum limits of $2,000,000.

         Lessee shall obtain and keep current fire and extended coverage insurance on the building and any other improvements situated on the Premises in an amount equal to their replacement value. Lessee shall obtain and keep current fire and extended coverage insurance on any tenant improvements, fixtures, equipment, furniture, and all other personal property of Lessee on or about the Premises. Lessor and Lessee each hereby release the other from any loss or damage to their property arising from a risk insured or could have been insured against under the above fire and extended coverage insurance policies even though such loss or damage was caused by the negligence of that party, its agents, or employees.

         Each such policy shall name the other party as an additional insured party, shall be cancelable only upon 30 days' notice to the other party, and shall contain a waiver of subrogation as against the other party. If either party fails to obtain and pay for this insurance, the other party, at its option, may obtain and pay for that insurance. On demand of the party so obtaining that coverage, the premiums so paid shall become immediately due and owing.

         No insurance policy hereunder shall be cancelable without thirty days written notice thereof to Lessor. Lessee shall submit a certificate of insurance for each policy hereunder to Lessor on not less than an annual basis within thirty days prior to the expiration date of each such policy, and within 10 days after the signing of this Lease. Lessor shall be named as an additional insured on said policies.

         There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in Lessee's business, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force.




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     8. Taxes. Lessee is solely responsible for and shall promptly pay when due all real estate taxes and all ad valorem taxes on the Premises. Lessee shall promptly pay when due all taxes assessed against and upon trade fixtures and upon furnishings, equipment, and all other personal property of Lessee contained in the Premises.

     9. Utilities. Lessee will pay, in addition to the rent above specified, all gas, and electric light and power bills taxed, levied, or charged on the Premises, for and during the time for which this Lease is granted. (If any such utility charge is for more than the space leased hereunder, Lessee shall pay its pro rata share thereof based on square footage.) If the bills for gas, electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition, as above specified, are declared to be so much additional rent payable with the installment of rent next due thereafter. Lessee agrees to pay all metered water on the Premises. Irrigation water will be prorated with area maintenance expense.

     10. Improvements. Lessee shall not make any alterations or improvements to the premises without Lessor's prior consent thereto. All such alterations or improvements shall be at Lessee's sole expense.

         Lessee shall be entitled upon the termination of this Lease to remove any alterations or improvements made by it which can be removed without causing material damage to the Premises or the building situated thereon. Lessee shall repair any damage to the premises or the building situated thereon caused by any such removal.

     11. Liens. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing of such lien, Lessee will promptly pay or discharge the same. If default in payment thereof shall continue for 30 days after written notice thereof from Lessor to Lessee, Lessor shall have the right to pay the same or any portion thereof without inquiry as to the validity thereof, which amounts so paid are declared to be so much additional rent payable with the installment of rent next due thereafter.

     12. Compliance with Laws. Lessee shall comply with all local or general regulations, laws, and ordinances applicable thereto, as well as lawful requirements of all competent authorities in that behalf, provided, however, that Lessee shall not be required to make any alterations or repairs to the Premises whether required by law or otherwise.

     13. Indemnifications. Lessor shall not be liable to Lessee or to Lessee's employees, agents, or visitors, or to any other person whomsoever, for any injury to persons or damage to Premises on or about the Premises caused by the negligence or misconduct of Lessee, its employees, sublessees, licensees, or concessionaires, or any other person entering the Premises under express or implied invitation of Lessee, or arising out of the use of the Premises by Lessee and the conduct of its business therein, or arising out of any breach or default by Lessee in the performance of its obligations hereunder; and Lessee hereby agrees to indemnify Lessor and hold it harmless from any loss, expense, or claims arising out of such damage or injury. Lessee shall




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not be liable for any injury or damage caused by the negligence or misconduct of
Lessor, or its employees or agents, and Lessor agrees to indemnify Lessee and hold it harmless from any loss, expense, or damage arising out of such damage or injury.

     14. Destruction. If the whole of the Premises, or such portion thereof in Lessee's reasonable opinion as will make the Premises unusable for the purposes herein leased, are destroyed by storm, fire, lightning, earthquake, or other casualty, then the term of this Lease shall cease from the date of such casualty and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged but not so destroyed by any such casualty, rental shall abate in such proportion as use of Premises has been destroyed, and Lessor shall restore Premises to substantially the same condition as before such damage as speedily as practicable, whereupon full rental shall recommence. Should such restoration exceed 90 days, lessee shall have the right to terminate this Lease upon written notice to Lessor.

     15. Condemnation. If the whole of the premises, or such portion thereof in Lessee's reasonable opinion as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then the term of this Lease shall cease from the date when possession thereof is taken by the applicable public authority, and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by such condemnation from the condemner. If part of the Premises are condemned by any legally constituted authority for any public use or purpose, but in Lessee's reasonable opinion the Premises are usable for the purposes herein leased, then Lessor shall restore the premises to an operable condition and the rent shall be adjusted to reflect the square footage so condemned, such adjustment to be as of the date title vested in the condemner. It is further understood and agreed that neither the Lessee nor Lessor shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of this Lease in whole or in part as herein provided.

     16. Access to Premises. Lessee will allow Lessor reasonable access to the Premises during normal business hours for the purpose of examining or exhibiting the same, or to make any needful repairs or such alterations which Lessor may see fit to make. Lessee will allow to have placed upon the Premises notice of "For Sale" and, during the last 90 days of the term of this lease, "To rent," and will not interfere with the same.

     17. Defaults; Remedies. In the event that (a) Lessee shall default in the payment when due of the rent, or any part thereof, including additional rent, and such default continues for 10 days after written notice from Lessor, (b) Lessee shall not perform any of the covenants herein contained to be kept by Lessee and fails to cure the same within 30 days after written notice from Lessor or is not proceeding diligently to cure the same if such default would reasonably take more than 30 days to cure, or (c) Lessee shall become insolvent within the meaning of the Federal Bankruptcy Reform Act of 1978, as amended, or shall be unable to pay its debts as they mature, then Lessor may, at any time thereafter at its election, declare the term of this Lease ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to




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any remedies which might otherwise be used for arrears of rent. It is further agreed that after the service of notice, or the commencement of a suit or after final judgment for possession of the Premises, should Lessor receive and collect any rent due, the payment of such rent shall not waive or affect that notice, suit, or judgment.

     18. Assignment. Lessee will not allow the Premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof, nor assign this Lease without in each case the written consent of Lessor first had. Such consent shall not be unreasonably held. Notwithstanding the foregoing, Lessee shall be entitled to assign this Lease or sublet all or part of the Premises to an affiliate without obtaining Lessor's consent thereto.

     19. Signs. Lessee shall not place any signs (other than ones containing its name or tradename without graphics) upon the outside walls or roof of the Premises without the written consent of Lessor.

     20. Option to Renew. Lessee is hereby granted an option to renew the term of this Lease for two (2) additional (5) year terms subject to all the terms and conditions hereof (except rent amount, which shall be negotiated on an arm's length basis between Lessor and Lessee), which option is exercisable upon at least 60 days written notice prior to the expiration of this Lease.

     21. Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to Lessee's obligations. Any option granted to Lessee hereunder shall be deemed terminated.

     22. Subordination. So long as Lessee is not in default hereunder, Lessee shall have quiet enjoyment of the Premises for the entire term hereof. Lessee's rights, however, shall be subject to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Premises by Lessor, provided, however, that any such mortgage or deed shall have a nondisturbance clause granting Lessee the right to use the Premises so long as Lessee is not in default under this Lease.

     23. Notice. Any notice required or permitted to be given hereunder shall be in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the appropriate party at that address set forth therefor in the heading hereof. Any notice to Lessee shall also be with a copy to the Premises. Either party may change its address by written notice to the other.

     24. Rights Cumulative. The rights and remedies of Lessor under this lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.




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     25. Definition of Lessor. The word "Lessor" whenever used herein shall be construed to mean "Lessors" in case more than one legal entity executed this Lease as such; and all the covenants and agreements contained shall be jointly and severally binding upon, and jointly and severally inure to them, their respective successors, heirs, executors, administrators, and assigns.

     26. Severability. Wherever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

     27. Governing Law. This lease shall be construed in accordance with and governed by the laws of the state in which the Premises are located.

     28. Attorneys' Fees. If, on account of any breach or default by Lessor or Lessee of their respective obligations under this Lease, it shall become necessary for the other to employ an attorney to enforce or defend any of its rights or remedies hereunder and should such party prevail, it shall be entitled to any reasonable attorney's fees incurred in such connection.

A rider of 1 page containing 5 paragraphs is attached hereto.

IN WITNESS WHEREOF, the parties have executed this lease on the day and year first above written.


LESSEE:
InsurQuote Systems, Inc.                     By: /s/ WILLIAM B. WOAHN
                                                 --------------------------
                                                 President and CEO


LESSOR:
The Jacobson Group                           By: /s/ S. R. JACOBSON
                                                 --------------------------
                                                 General Partner




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RIDER TO LEASE AGREEMENT BETWEEN THE JACOBSON GROUP (LESSOR) AND INSURQUOTE
SYSTEMS, INC. (LESSEE) FOR PREMISES LOCATED IN PROVO, UTAH, AS FURTHER DESCRIBED IN PARAGRAPH 2 BELOW.

1. Anything to the contrary contained in the lease of which this Rider is a part notwithstanding, the terms and provisions of this Rider shall supersede same and shall govern.

2. It is understood and agreed by and between the parties that the premises is identified as the land and buildings situated at 533, 549, and 585 East 1860 South, Provo, Utah. Lessor to complete building according to plans attached in exhibit 1.

3. Lessee covenants and agrees to pay Lessor as rent for and during the terms hereof the sum of thirty nine thousand two hundred dollars and no cents ($39,200.00) due on the first day of each month when all three buildings are occupied. Rent will be payable on each building for the pro-rata portion of each month occupied, in the month first occupied.

4. Lessee may terminate this lease without being in default by paying Lessor 50% of the total remaining balance of the lease due and payable at the termination of the lease.

5. Lessee covenants and agrees to pay Lessor a penalty of 5% of one lease payment if the payment is not paid before the 15th day of the month in which the payment was due. If at any time the lease is terminated by the Lessee before May 31, 2004 the Lessee agrees to pay an amount equal to one half of the remaining value of the lease.


LESSEE: InsurQuote Systems, Inc.       LESSOR: The Jacobson Group

 By: /s/ WILLIAM B. WOAHN              By: /s/ S. R. JACOBSON
     --------------------------        ----------------------
     President & CEO                   General Partner


A  =  10,000 sqft @ 98 cents =  9,800
B  =  15,000 sqft @ 98 cents = 14,700
C  =  15,000 sqft @ 98 cents = 14,700







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                            [INSURQUOTE LETTERHEAD]


                                                       February 1, 1999



Mr. Russ Jacobson, General Partner
PO Box 296
Provo, Utah 84603

Dear Russ:

As we discussed, I am writing this letter to formalize our understanding that the lease agreement dated January 1, 1999 supercedes all previous lease agreements, riders and letters of understanding between InsurQuote Systems, Inc. and The Jacobson Group, as each of the existing buildings are vacated and the three new buildings are occupied. In addition, InsurQuote Systems, Inc. hereby grants you ownership of all leasehold improvements abandoned in the existing buildings. Please sign below to indicate your agreement with the provisions of this letter.

Sincerely,

/s/ KENT THOMAS

Kent Thomas
Chief Financial Officer



Agreed and Accepted:
The Jacobson Group:


/s/ RUSS JACOBSON
------------------------------
Russ Jacobson, General Partner